Exhibit 10(e)-1

AGREEMENT

01-18-05

THIS AGREEMENT is made and entered into as of January 25, 2005 between TCF FINANCIAL CORPORATION, a Delaware corporation (“TCF Financial”), TCF NATIONAL BANK, a national banking association and successor to TCF Savings Bank fsb (“TCF Bank” and collectively, jointly and severally TCF Bank and TCF Financial are referred to as the “Company”) and WILLIAM A. COOPER (“Cooper”).

R E C I T A L S:

WHEREAS, TCF Financial is a bank holding company and owns all the outstanding stock of TCF Bank;

WHEREAS, Cooper is now and has been Chairman of the Board and Chief Executive Officer of TCF Financial and TCF Bank;

WHEREAS, Cooper and the Company are parties to the employment agreement dated as of July 1, 1996 (the “Employment Agreement”);

WHEREAS, Cooper and TCF Financial are parties to the change in control agreement dated as of July 1, 1996 (the “CIC Agreement”);

WHEREAS, Cooper and the Company wish to enter into this Agreement to provide for the termination of the Employment Agreement and the CIC Agreement effective December 31, 2005 and, subject to his election as a director, for Cooper to serve as the non-executive Chairman of the Board of TCF Financial; and

WHEREAS, Cooper and the Company are willing to enter into this Agreement upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual premises and agreements set forth herein, the parties hereby agree as follows:

1.                                       Termination of Employment.  The parties hereby agree that the term of the Employment Agreement shall expire on December 31, 2005 and that the employment of Cooper by the Company shall terminate as of December 31, 2005, in each case subject to earlier termination as provided in the Employment Agreement.  In addition, the CIC Agreement shall terminate on December 31, 2005, subject to earlier termination as provided in the CIC Agreement, and from and after January 1, 2006 Cooper shall have no rights or benefits under the CIC Agreement.  In connection with termination of the Employment Agreement and the CIC Agreement as provided in this paragraph 1, the Company will, at its expense, transfer effective December 31, 2005 to Cooper such club and other memberships as Cooper currently enjoys under the Employment Agreement as listed on Exhibit A hereto; provided that Cooper shall be responsible for the income recognized as a result of such transfer.

2.                                       Non-Executive Chairman.  Cooper agrees to stand for re-election to the Board when he is up for re-election in 2005 and 2008, and to serve as Chairman of the Board if so elected in a non-executive, non-employee capacity from January 1, 2006 through January 1, 2009.   Cooper may, in his discretion, resign from his position as Chairman and from the Board of Directors after January 1, 2009.

3.                                       Compensation and Benefits.  Commencing January 1, 2006 and for serving as Chairman of the Board of Directors of TCF Financial, Cooper shall receive (a) the fees paid to other non-employee directors on the Board of Directors of TCF Financial and an additional annual fee for serving as Chairman payable at the same rate as any fee paid to other directors who serve as committee chairs, (b) such stock grants as are provided to other non-employee directors on the Board of Directors of TCF Financial and (c) such other benefits as from time to time provided to other non-employee directors on the Board of Directors of TCF Financial. Cooper shall also receive upon execution of this Agreement a special one-time stock grant upon the terms of Exhibit B attached hereto in consideration of his serving as Chairman of the Board of Directors of TCF Financial as provided in paragraph 2 above.  It is understood that the pension plan for directors requires a minimum of five years of service on the Board (and excludes service as an employee director) and therefore if Cooper resigns from the Board before completing five years of service (as defined) he will not receive a pension from the Directors’ pension program.  The Company will make available a suitable office and support at its headquarters offices for Cooper while he serves as Chairman of the Board of TCF Financial but Cooper shall not be required to maintain any hours or time in such office other than as Cooper may determine is necessary for him to serve as non-executive, non-employee Chairman of the Board of Directors of TCF Financial.  Cooper shall also receive reimbursement for any business expenses incurred in accordance with TCF Financial’s normal policies.  Cooper will be entitled to use of any TCF corporate aircraft for business-related travel only, subject to availability and scheduling in accordance with TCF policies and practices.

4.                                       Other Agreements and Benefits.  This Agreement and the termination of Cooper’s employment with the Company effective December 31, 2005 shall not affect or modify any other benefits or rights that Cooper has under any other agreement of his with the Company or under any plan or program of the Company.  Effective December 31, 2005, Cooper shall retire as an employee for all purposes, including the Company’s benefit plans.

5.                                       Covenant Not to Compete; Non-Solicitation Covenant.

(a)                                  Covenant Not to Compete.  While Cooper is serves as Chairman of the Board of Directors of TCF Financial under this Agreement, Cooper agrees that he will not directly or indirectly substantially compete with TCF Financial, TCF Bank or their respective subsidiaries in the Relevant Market.  The “Relevant Market” is financial businesses located in the States of Michigan, Minnesota, Iowa, North Dakota, South Dakota, Colorado and Wisconsin, and the Chicago metropolitan area.  It is understood and acknowledged that Cooper has been instrumental in the formation and development of another financial institution outside the Relevant Market and that this is not a violation of the covenant.

(b)                                 Non-Solicitation Covenant.  While Cooper serves as Chairman of the Board of Directors of TCF Financial under this Agreement, Cooper agrees that, except with the prior written permission of the Board of Directors of TCF Financial, he will not offer to hire, entice away, or in any manner attempt to persuade any officer, employee, or agent of TCF Financial, TCF Bank or any of their subsidiaries to discontinue his or her relationship with TCF Financial, TCF Bank or any of their subsidiaries nor will he directly or indirectly solicit, divert, take away or attempt to solicit any business of the Company or any of its subsidiaries as to which Cooper has acquired any knowledge during the term of his employment with the Company or his service as a director of TCF Financial.

(c)                                  Remedies.  If Cooper commits a breach, or threatens to commit a breach, of any of the provisions of this paragraph 5, the Company shall have the right of specific performance in addition to any rights and remedies otherwise available at law or equity.

6.                                       Reinstatement of Employment Agreement.  In the event that Cooper is not elected a director in 2005 this Agreement shall terminate and the Employment Agreement and the CIC Agreement shall be reinstated.

7.                                       Attorney’s Fees.  In the event of a dispute between the Company and Cooper relating to the Cooper’s services hereunder or the terms or performance of this Agreement, the Company shall promptly pay Cooper’s reasonable expenses of attorney’s fees and expenses in connection with such dispute upon delivery of periodic billings for same, provided that (i) Cooper shall promptly repay all amounts paid under this paragraph 6 at the conclusion of such dispute if the resolution thereof includes a finding that Cooper did not act in good faith in the matter in dispute or in the dispute proceeding itself, and (ii) no claim for expenses of attorney’s fees and expenses shall be submitted by Cooper unless made in writing to the Board of Directors within one year of the performance of the services for which such claim is made.

8.                                       Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

[CONTINUED ON NEXT PAGE.]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first written above.

TCF FINANCIAL CORPORATION

ATTEST:

	By:	/s/ Lynn A. Nagorske
/s/ Gregory J. Pulles	Its:	President
General Counsel and Secretary

TCF NATIONAL BANK

ATTEST:

	By:	/s/ Lynn A. Nagorske
/s/ Joseph T. Green	Its:	President
General Counsel and Secretary

WITNESS:

/s/ Gregory J. Pulles	/s/ William A. Cooper
William A. Cooper

Exhibit A

Club and Other Memberships

Spring Hill Golf Club

Wayzata Country Club

Minneapolis Club

Exhibit B

Restricted Stock Agreement Terms

# Shares: 300,000

Grant Date: January 25, 2005

Grant is subject to performance-based vesting

•                                          Vesting date is January 1, 2009

•                                          Vesting percentage on January 1, 2009 is 1/3 for each of the years 2006, 2007 and 2008 that TCF Financial achieves greater than 20% ROTE

•                                          100% of grant is forfeited if Cooper resigns from Board or Chairman’s position before January 1, 2009 (including refusal to stand for re-election in 2005 or 2008) or if he is not re-nominated or re-elected to the Board in 2005.

•                                          If Cooper is unable to serve as Chairman because he is not re-nominated or re-elected in 2008, the shares vest on January 1, 2009 in accordance with the ROTE goals set forth above based on TCF Financial’s achievement of the goals in 2006, 2007 and 2008.

Change in control – 100% vesting

Disability, Death: pro-rata vesting based on ROTE achieved to date.